PROXY

                           HEALTHSOUTH Corporation
                SPECIAL MEETING OF STOCKHOLDERS --JUNE 13, 1995
                     THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS


   The undersigned hereby appoints RICHARD M. SCRUSHY and AARON BEAM, JR. or _________________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation ("HEALTHSOUTH") which the undersigned could vote if personally present at the Special Meeting of Stockholders of HEALTHSOUTH to be held at Two Perimeter Park South, Birmingham, Alabama 35243, on Tuesday, June 13, 1995, at 2:00 p.m., Central Time, and any adjournment thereof:


    1. To approve and adopt the Amended and Restated Plan and Agreement of Merger dated as of January 22, 1995, attached as Annex A to the Prospectus-Joint Proxy Statement, that has been transmitted in connection with the Special Meeting, pursuant to which a wholly-owned subsidiary of HEALTHSOUTH will merge into Surgical Health Corporation ("SHC") and stockholders of SHC will receive a specified fraction of a share of Common Stock of HEALTHSOUTH for each share of capital stock of SHC, all as described in said Prospectus-Joint Proxy Statement.


                            [ ] FOR [ ] AGAINST [ ] ABSTAIN

    2. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting, or any adjournment thereof.

              (Continued and to be dated and signed on other side)
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                          (Continued from other side)

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1 above. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

Dated: , 1995

Signature(s)

   (Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.)

  PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.
                           NO POSTAGE IS REQUIRED.


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                         SURGICAL HEALTH CORPORATION
         This Proxy is Solicited on Behalf of the Board of Directors


   The undersigned hereby appoints Rock A. Morphis and H. Michael Finley as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock (collectively, "SHC Shares") of Surgical Health Corporation ("SHC") held of record by the undersigned on April 26, 1995, at the Special Meeting of Stockholders to be held on June 13, 1995.

   1. PROPOSAL TO: approve the Amended and Restated Plan and Agreement of Merger, dated as of January 22, 1995 (the "Merger Agreement") by and among SHC, HEALTHSOUTH Corporation ("HEALTHSOUTH"), and ASC Atlanta Acquisition Company, Inc., a wholly-owned subsidiary of HEALTHSOUTH ("Merger Corp"), pursuant to which, among other matters, (a) Merger Corp will merge with and into SHC (the "Merger") and (b) each outstanding SHC Share will be exchanged for a specified fraction of a share of Common Stock of HEALTHSOUTH, all as more fully described in the accompanying Prospectus-Joint Proxy Statement.

                        FOR [ ]AGAINST [ ]ABSTAIN [ ]

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

             (Continued and to be dated and signed on reverse side)
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                             (Continued from front)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date: , 1995

Signature:________________________

Signature if held jointly


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